Exhibit 99.1

Company Contact:
BK Technologies Corporation
Timothy Vitou, President
(321) 984-1414

BK Technologies Appoints New Chief Technology Officer

WEST MELBOURNE, FL, October 31, 2019 – BK Technologies Corporation (NYSE American: BKTI), a holding company with an operating subsidiary that designs, manufactures and markets two-way radio communications equipment, today announced the promotion of Branko Avanic to Chief Technology Officer (CTO) effective immediately.

Mr. Avanic joined BK in August 2019 as Senior Vice President of Engineering; bringing to BK over 30 years of leading-edge product development expertise with a prominent manufacturer in the land mobile radio industry. He holds a PhD in electrical engineering from the University of Miami and owns 29 U.S. Patents. In his new role, Mr. Avanic is responsible for the entirety of BK’s engineering activities. His primary near-term focus, however, is to direct and complete the Company’s development of high-performance, fully-featured, multi-band products.

James Holthaus, formerly the Company’s CTO, has been appointed to the newly created position of Senior Vice President – P25 Product Solutions and Marketing, responsible for product definition and market analysis with a focus on development of BK’s P25 mobile and portable radio markets. Mr. Holthaus has served the Company in several capacities since joining the Company in 1997, and has also been an active contributor in the development and evolution of land mobile radio products and the P25 digital radio standards.

BK President Tim Vitou commented, “We are very excited to have Branko on our executive team. He is a highly accomplished leader in the LMR industry and brings the talent, vision and experience that we believe will ultimately yield highly competitive new products that should serve as the foundation for expanded market share.”

Mr. Vitou continued, “We are also pleased to deploy Jim’s experience and talents to fulfill an important new role, which will play an integral part in setting the course for BK’s strategic technology and product roadmap for the future.”

About BK Technologies

BK Technologies Corporation is an American holding company deeply rooted in the public safety communications industry, with its operating subsidiary manufacturing high-specification communications equipment of unsurpassed reliability and value for use by public safety professionals and government agencies. BK Technologies is honored to serve our public safety heroes with reliable equipment when every moment counts. The Company’s common stock trades on the NYSE American market under the symbol “BKTI”. Maintaining its headquarters in West Melbourne, Florida, BK Technologies can be contacted through its web site at www.bktechnologies.com or directly at 1-800-821-2900.

Forward-Looking Statements

This press release contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern the Company’s operations, economic performance and financial condition and are based largely on the Company’s beliefs and expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors and risks include, among others, the following: changes or advances in technology; the success of our land mobile radio product line; successful introduction of new products and technologies; competition in the land mobile radio industry; general economic and business conditions, including federal, state and local government budget deficits and spending limitations and any impact from a prolonged shutdown of the U.S. Government; the availability, terms and deployment of capital; reliance on contract manufacturers and suppliers; heavy reliance on sales to agencies of the U.S. government; allocations by government agencies among multiple approved suppliers under existing agreements; our ability to comply with U.S. tax laws and utilize deferred tax assets; retention of executive officers and key personnel; our ability to manage our growth; our ability to identify potential candidates for, and consummate, acquisition, disposition or investment transactions, and risks incumbent to being a noncontrolling interest stockholder in a corporation; impact of our capital allocation strategy; government regulation; our business with manufacturers located in other countries, including changes in the U.S. Government and foreign governments’ trade and tariff policies; our inventory and debt levels; protection of our intellectual property rights; fluctuation in our operating results; acts of war or terrorism, natural disasters and other catastrophic events; any infringement claims; data security breaches, cyber-attacks and other factors impacting our technology systems; availability of adequate insurance coverage; maintenance of our NYSE American listing; and the effect on our stock price and ability to raise equity capital of future sales of shares of our common stock. Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in the Company’s subsequent filings with the SEC. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.